AMENDED AND RESTATED ARTICLES OF INCORPORATION OF WES CONSULTING, INC. A Florida Corporation	FILED SECRETARY OF STATE DIVISION OF CORPORATIONS 2006 SEP-6 PM 12:43

Sanford H. Barber certifies that:

1.  Sanford H. Barber is the duly elected and acting President and Carol Barber as the duly elected and acting Secretary of the corporation herein above named.

2.  The Articles of Incorporation of the corporation shall be amended and restated to read in full as follows:

ARTICLE I.

The name of the corporation shall be WES Consulting, Inc. and shall be governed by Title XXXVI Chapter 607 of the Florida Statutes.

ARTICLE II.

The nature of the business of the corporation shall be to engage in any lawful activity permitted by the laws of the State of Florida, and desirable to support the continued existence of the corporation.

ARTICLE III.

The total authorized capital stock of the corporation shall be One Hundred Seventy-Five million (175,000,000) shares of $.01 par value common stock, all or any part of which capital stock may be paid for in cash, in property or in labor and services at a fair valuation to be fixed by the Board of Directors. Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered shall be deemed the fully paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Each share of stock shall have voting privileges and will be eligible for dividends.

ARTICLE IV.

The initial principal office of the corporation shall be: 4801 96th Street, N, St. Petersburg, FL 33708 located in Pinellas County, Florida. The corporation shall have the power to establish other offices both within and without the State of Florida.

ARTICLE V.

The corporation shall have perpetual existence.

ARTICLE VI.

The registered agent and the office of the resident agent shall be as follows:

Sanford H. Barber: 492 Harbor Drive N, Indian Rocks Beach, Florida 33785.

ARTICLE VII.

The governing board of this corporation shall be known as Directors, which shall consist of not less than one (1) Director and not more than fifteen (15) directors and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, provided that the number of directors shall not be reduced to less than one (1) Director. The election of directors shall be on an annual basis.  Each of the said Directors shall be of full and legal age.  A quorum for the transaction of business shall be a simple majority of the Directors so qualified and present at a meeting. Meetings of the Board of Directors may be held within or without the State of Florida and members of the Board of Directors need not be stockholders.

ARTICLE VIII.

The names and post office addresses of the Board of Directors of the corporation are:

Sanford H. Barber: 492 Harbor Drive N, Indian Rocks Beach, Florida 33785.

Carol Barber: 492 Harbor Drive N, Indian Rocks Beach, Florida 33785.

ARTICLE IX.

The names and post office addresses of the Officers, subject to this Charter and the By- Laws of the corporation and the laws of the State of Florida, shall hold office for the first year of business or until removal, resignation or an election is held by the Board of Directors for the election of the officers and or the successors have been duly elected and qualified are:

Sanford H. Barber: 492 Harbor Drive N, Indian Rocks Beach, Florida 33785.

Carol Barber: 492 Harbor Drive N, Indian Rocks Beach, Florida 33785.

ARTICLE X.

The names and post office addresses of the subscribers to these Articles of Incorporation are:

Sanford H. Barber: 492 Harbor Drive N, Indian Rocks Beach, Florida 33785.

ARTICLE XI.

It is specified that the date when the corporate existence of the corporation shall commence is the date of filing by the Secretary of State of these Articles of Incorporation.

ARTICLE X.

The corporation shall have the power to indemnify any officer, director, or former officer or director, to the fullest extent permitted by law.

ARTICLE XI.

If all of the directors severally and collectively consent in writing to any action taken or to be taken by the Corporation, and the writings evidencing their consent are filed with the Secretary of the Corporation, the action shall be as valid as though it had been authorized at a meeting of the Board of Directors.

The undersigned, being the original incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Florida, and in pursuance of the general corporation law of the State of Florida, do make and file this certificate, hereby declaring and certifying the facts hereinabove stated are true, and accordingly has hereunto set their hands this 22nd day of August, 2006.

I further declare under penalty of perjury under the laws of the State of Florida that the matters set forth in this Amended and Restated Articles of Incorporation are true and correct to the best of my knowledge.

/s/ SANFORD H. BARBER

Sanford H. Barber

DONE and DATED this 22nd day of August, 2006.

STATE OF FLORIDA

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)

SS

COUNTY OF PINELLAS

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On this 22nd day of August, 2006, personally appeared before me, a Notary Public in and for said County and State, Sanford H. Barber, President of WES Consulting, Inc., who proved to be the above named officer and acknowledged that he executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me

this 22nd day of August, 2006.

/s/ LAURA L. LARSEN

NOTARY PUBLIC, in and for said

SEAL

County and State.

/s/ CAROL BARBER

Carol Barber

DONE and DATED this 22nd day of August, 2006.

STATE OF FLORIDA

)

)

SS

COUNTY OF PINELLAS

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On this  22nd day of August, 2006, personally appeared before me, a Notary Public in and for said County and State, Carol Barber, Secretary of WES Consulting, Inc., who proved to be the above named officer and acknowledged that she executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me

this 22nd day of August, 2006.

/s/ LAURA L. LARSEN

NOTARY PUBLIC, in and for said

SEAL

County and State.

CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION

In accordance with Title XXXVI, Chapter 607, Section 607.1007 of the Florida Statutes, the Board of Directors of WES Consulting, Inc. has approved the filing of Amended and Restated Articles of Incorporation and that this Restatement does contain amendment(s) that required shareholder approval and that the Board of Directors adopted the Restatement after submission of the same to the shareholders and a majority approval by the shareholders.

The Shareholders at a meeting duly held on the 3rd day of August, 2006, adopted the Restated Articles of Incorporation and any and all amendments, to the original Articles of Incorporation of WES Consulting, Inc. and that the number of votes cast for the amendment(s) by the shareholders was sufficient for approval in accordance with Title XXXVI, Chapter 607, Section 607.1006.

The undersigned, being the President and Secretary, for the purpose of filing this Certificate with the State of Florida, and in pursuance of the general corporation law of the State of Florida does make and file this certificate, hereby declaring and certifying the facts hereinabove stated are true, and accordingly has hereunto set his hand this 22nd day of August, 2006.

/s/ SANFORD H. BARBER

Sanford H. Barber

DONE and DATED this 22nd day of August, 2006.

STATE OF FLORIDA

)

)

SS

COUNTY OF PINELLAS

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On this 22nd day of August, 2006, personally appeared before me, a Notary Public in and for said County and State, Sanford H. Barber, President and Secretary of WES Consulting, Inc., who proved to be the above named officer and acknowledged that he executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me

this 22nd  day of August, 2006.

/s/ LAURA L. LARSEN

NOTARY PUBLIC, in and for said

County and State.

/s/ CAROL BARBER

Carol Barber

DONE and DATED this 22nd day of August, 2006.

STATE OF FLORIDA

)

)

SS

COUNTY OF PINELLAS

)

On this 22nd day of August, 2006, personally appeared before me, a Notary Public in and for said County and State, Carol Barber, Secretary of WES Consulting, Inc., who proved to be the above named officer and acknowledged that she executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me

this 22nd day of August, 2006.

/s/LAURA L. LARSEN

NOTARY PUBLIC, in and for said

SEAL

County and State.

WRITTEN ACCEPTANCE BY REGISTERED AGENT

I, Sanford H. Barber, the undersigned, being the registered agent for WES CONSULTING, INC., do hereby state that I am familiar with and accept the duties and responsibilities as registered agent for the said corporation. I hereby declare and certify the facts hereinabove stated are true, and accordingly hereunto set my hand this 22nd day of August, 2006.

/s/ SANFORD H. BARBER

Sanford H. Barber

STATE OF FLORIDA

)

)

SS

COUNTY OF PINELLAS

)

On this 22nd day of August, 2006, personally appeared before me, a Notary Public in and for said County and State, Sanford H. Barber, registered agent of WES CONSULTING, INC., who proved to be the above named registered agent and acknowledged that he executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me

this  22nd  day of August, 2006.

/s/ LAURA L. LARSEN

NOTARY PUBLIC, in and for said

SEAL

County and State.